UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2005
NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100
Houston, Texas	77067

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
Amendment to 2003 Stock Option and Restricted Stock Plan Agreement
Amendment to 2004 Stock Option and Restricted Stock Plan Agreement
Amendment to 2005 Stock Option and Restricted Stock Plan Agreement

Item 1.01. Entry into a Material Definitive Agreement.
     On July 25, 2005, the Compensation, Benefits and Stock Option Committee of the Board of Directors of Noble Energy, Inc. (the “Company”) approved amendments to three Nonqualified Stock Option Agreements between William A. Poillion, Jr. and the Company, originally dated February 1, 2003, February 1, 2004, and February 1, 2005, respectively. The amendments are effective as of July 27, 2005, and provide that the options scheduled to vest under such agreements on February 1, 2006 (i) will vest on that date regardless of whether Mr. Poillion continues to be employed by the Company through such date and (ii) will only be exercisable on that date. Otherwise, the material terms of Mr. Poillion’s Nonqualified Stock Option Agreements are the same as those contained in the form of Nonqualified Stock Option Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2005.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:
10.1	Amendment to 2003 Stock Option and Restricted Stock Plan Agreement by and between Noble Energy, Inc. and William A. Poillion, Jr.

10.2	Amendment to 2004 Stock Option and Restricted Stock Plan Agreement by and between Noble Energy, Inc. and William A. Poillion, Jr.

10.3	Amendment to 2005 Stock Option and Restricted Stock Plan Agreement by and between Noble Energy, Inc. and William A. Poillion, Jr.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current Report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date: July 29, 2005	By:	/s/ Arnold J. Johnson

Arnold J. Johnson
Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Item	Exhibit
10.1	Amendment to 2003 Stock Option and Restricted Stock Plan Agreement by and between Noble Energy, Inc. and William A. Poillion, Jr.

10.2	Amendment to 2004 Stock Option and Restricted Stock Plan Agreement by and between Noble Energy, Inc. and William A. Poillion, Jr.

10.3	Amendment to 2005 Stock Option and Restricted Stock Plan Agreement by and between Noble Energy, Inc. and William A. Poillion, Jr.